UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2007

PANDA ETHANOL, INC.

(Exact name of registrant as specified in its charter)

000-50282

Commission File Number

Nevada	33-0986282
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

4100 Spring Valley, Suite 1002

Dallas, Texas 75244

(Address of principal executive offices, including Zip Code)

972.361.1200

Registrant’s telephone number, including area code:

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This current report on Form 8-K is filed solely to revise and update the description of capital stock of Panda Ethanol, Inc., a Nevada corporation, that will be available for incorporation by reference into filings by us under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The words “we,” “our,” “ours,” and “us” refer to Panda Ethanol, Inc.

Item 8.01	Other Events.

Description of Capital Stock

The following summary of our capital stock is subject to, and is qualified in its entirety by reference to, applicable provisions of Nevada law and our Amended and Restated Articles of Incorporation (the “Articles”) and our Amended and Restated Bylaws (the “Bylaws”). The Articles and Bylaws were filed in our Current Report on Form 8-K on November 13, 2006 and are incorporated herein by reference for all purposes.

Authorized Stock

We are authorized to issue two hundred fifty million (250,000,000) shares of $.001 par value common stock and one hundred million (100,000,000) shares of $.001 par value preferred stock.

Common Stock

Voting. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by stockholders. The Bylaws provide that stockholders may take action at a meeting at which a quorum exists at which the affirmative votes cast exceed the opposing votes cast. There is no cumulative voting with respect to the election of directors or any other matter. Directors are elected by a plurality of the votes cast by shares entitled to vote in the election of directors at a meeting at which a quorum is present.

Dividends. Each stockholder of our common stock is entitled to a pro rata share of cash distributions made to stockholders, including dividend payments. The holders of our common stock are entitled to receive dividends when, as and if declared by the board of directors from funds legally available therefore, subject to the rights of the holders of any class or series of stock having a preference over the common stock. Cash dividends are at the sole discretion of the board of directors. We have never declared or paid a cash dividend on our common stock, and we do not expect to pay cash dividends on the common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors and subject to any restrictions that may be imposed by lenders, if applicable at the time.

Liquidation. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock.

Priority of Preferred Stock. The rights, preferences, and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

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Other terms. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue from time to time preferred stock in one or more series and to fix the number of shares, designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions on the preferred stock. The preferences, rights and restrictions may differ with respect to the number of shares constituting a series or the designation of a series, voting rights, dividend rights, dividend rates, redemption provisions, liquidation preferences, sinking fund provisions, conversion rights, and other matters. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock or affect adversely the rights and powers, including voting rights, of the holders of common stock.

Anti-takeover Provisions

Articles of Incorporation. As indicated above, the Articles give our board of directors the authority, without further action by our stockholders, to issue from time to time preferred stock in one or more series and to fix the number of shares, designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions on the preferred stock. The issuance of, or the right to issue, preferred stock could have anti-takeover effects.

Any issuance of common stock or preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of us by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price. Moreover, the issuance of additional shares of common stock or preferred stock to persons friendly to the board of directors could make it more difficult to remove incumbent management and directors from office even if such change were to be favorable to stockholders generally.

Business Combinations Act. The Articles do not opt out of Nevada’s business combinations law, and, therefore, we are subject to its provisions. Nevada’s business combinations statute, prohibits an “interested stockholder” from entering into a “combination” with the corporation, unless certain conditions are met. An “interested stockholder” is a person who:

•	directly or indirectly beneficially owns 10% or more of the voting power of the outstanding voting shares of the corporation, or

•

is an affiliate or associate of the corporation and at any time within three years before the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the corporation.

Under certain circumstances, a corporation may not engage in a combination within three years after the interested stockholder first became an interested stockholder, unless the combination or the transaction by which the person became an interested stockholder was approved by the board of directors before the date the interested stockholder first became an interested stockholder. If this approval was not obtained, then after the three-year period expires, the combination may be consummated if all the requirements in the corporation’s articles of incorporation are met and either the approval of the non-interested stockholders is obtained or certain minimum price and other Nevada law requirements are met.

Business combinations encompass a wide variety of transactions with or caused by an interested stockholder, including mergers, asset sales, and other transactions in which the interested stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders. Provisions of this law have an anti-takeover effect on transactions not approved in advance by the board of directors.

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Control Shares Act. Nevada law provides that, in certain circumstances, a stockholder who acquires a controlling interest in a corporation, defined in the statute as an interest in excess of a 1/5, 1/3, or 1/2 interest in the voting power of the corporation in the election of directors, has only such voting rights in the shares acquired that caused the stockholder to exceed any such threshold as are conferred by a majority vote of the corporation’s stockholders at an annual or special stockholders’ meeting.

The control shares provision applies to Nevada corporations with at least 200 stockholders, including at least 100 stockholders who have addresses in Nevada appearing on the stock ledger of the corporation, and which do business directly or indirectly in Nevada. We do not have at least 200 stockholders and do not have at least 100 stockholders who have addresses in Nevada; therefore, the control shares provision does not currently apply to us. If the control shares provision became applicable to us in the future, acquisition of us could become more difficult.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2007

PANDA ETHANOL, INC.

By:	/s/ TODD W. CARTER
Todd W. Carter
Chief Executive Officer

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